Exhibit 99.77(c)

ITEM 77C – Matters Submitted to a Vote of Security Holders

1.           On June 19, 2014 a Special Meeting of Shareholders of VY® BlackRock Health Sciences Opportunities Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya Large Cap Growth Portfolio, providing for the reorganization of the Portfolio with and into Voya Large Cap Growth Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY® BlackRock Health Sciences Portfolio	1*	19,942,589.000	1,678,050.000	1,534,850.000	23,155,489.000

* The proposal passed.

2.           On June 19, 2014 a Special Meeting of Shareholders of VY® BlackRock Large Cap Growth Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya Large Cap Growth Portfolio, providing for the reorganization of the Portfolio with and into Voya Large Cap Growth Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY® BlackRock Large Cap Growth Portfolio	1*	20,984,866.000	464,803.000	1,554,686.000	23,004,355.000

* The proposal passed.

3.           On June 19, 2014 a Special Meeting of Shareholders of VY® Marsico Growth Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya Large Cap Growth Portfolio, providing for the reorganization of the Portfolio with and into Voya Large Cap Growth Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY® Marsico Growth Portfolio	1*	19,771,598.000	450,827.000	1,326,173.000	21,548,598.000

* The proposal passed.

4.           On June 19, 2014 a Special Meeting of Shareholders of VY® MFS Total Return Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and VY® Invesco Equity and Income Portfolio, providing for the reorganization of the Portfolio with and into VY® Invesco Equity and Income Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY® MFS Total Return Portfolio	1*	39,990,811.000	1,258,054.000	4,077,112.000	45,325,977.000

* The proposal passed.

5.           On June 19, 2014 a Special Meeting of Shareholders of VY® MFS Utilities Portfolio, a series of Voya Investors Trust, was held at which the shareholders were asked to approve: (1) an Agreement and Plan of Reorganization by and between the Portfolio and Voya Large Cap Value Portfolio, providing for the reorganization of the Portfolio with and into Voya Large Cap Value Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
VY® MFS Utilities Portfolio	1*	26,921,801.000	2,161,907.000	2,128,354.000	31,212,062.000

* The proposal passed.